Exhibit 99.1

UNDER ARMOUR ANNOUNCES UPDATE TO ITS
RESTRUCTURING PLAN AND FISCAL 2025 OUTLOOK

BALTIMORE, Sept. 9, 2024 – Under Armour, Inc. (NYSE: UAA, UA) today announced an update to its Fiscal 2025 restructuring plan, including additional initiatives to optimize the company’s strategic supply chain capabilities and overall business performance.

Previously, the company expected to incur pre-tax restructuring and related charges of approximately $70 million to $90 million in connection with its Fiscal 2025 restructuring plan. Following further evaluation, the company has identified approximately $70 million of charges, largely related to the decision to exit one of its primary distribution facilities located in Rialto, California, by March 2026. Accordingly, it now expects approximately $140 million to $160 million of pre-tax restructuring and related charges to be incurred in Fiscal 2025 and Fiscal 2026, including:
•Up to $75 million in cash-related charges, consisting of approximately $30 million in employee severance and benefits costs and $45 million related to various transformational initiatives and
•Up to $85 million in non-cash charges, including approximately $7 million in employee severance and benefits costs and $78 million in facility, software, and other asset-related charges and impairments.

Through the three months ended June 30, 2024, the company had incurred approximately $34 million of restructuring and related charges ($19 million in cash and $15 million in non-cash). The company anticipates incurring approximately two-thirds of the charges under the revised total plan by the end of fiscal year 2025.

“We continue to proactively identify opportunities to optimize our business to help create a better and stronger Under Armour,” said Under Armour Chief Financial Officer David Bergman. “As we work to reconstitute our brand and increase our financial productivity over the long term – optimizing our supply-chain network will make us a more efficient, uncomplicated, and agile company.”

Updated Fiscal 2025 Outlook
Based on the expansion of the Fiscal 2025 restructuring plan range and the impacts related to fiscal 2025, the company updated the following expectations for its fiscal 2025 outlook:

•Operating loss is expected to be $220 to $240 million versus the previous expectation of $194 to $214 million. Excluding the mid-point of anticipated restructuring charges and the litigation reserve expense, adjusted operating income is expected to be $140 to $160 million.
•Diluted loss per share is expected to be $0.58 to $0.61 versus the previous expectation of $0.53 to $0.56, and adjusted diluted earnings per share are expected to be $0.19 to $0.22.

Non-GAAP Financial Information
This press release refers to "adjusted" forward-looking estimates of the company's results for its 2025 fiscal year ending March 31, 2025. References to adjusted financial measures exclude the company's litigation reserve expense, any gain or loss in connection with the sale of the MyFitnessPal platform, and the impact of the company's fiscal year 2025 restructuring plan and related charges and related tax effects. Management believes these adjustments are not core to the company’s operations. The reconciliation of non-GAAP amounts to the most directly comparable financial measure calculated according to GAAP is presented in supplemental financial information furnished with this release. All per-share amounts are reported on a diluted basis. These supplemental non-GAAP financial measures should not be considered in isolation. They should be contemplated in addition to, and not as an alternative to, the company’s reported results prepared per GAAP. Additionally, the company’s non-GAAP financial information may not be comparable to similarly titled measures reported by other companies.

About Under Armour, Inc.
Under Armour, Inc., headquartered in Baltimore, Maryland, is a leading inventor, marketer, and distributor of branded athletic performance apparel, footwear, and accessories. Designed to empower human performance, Under Armour’s innovative products and experiences are engineered to make athletes better. For further information, please visit http://about.underarmour.com.
Forward-Looking Statements
Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, such as statements regarding our restructuring efforts, including the scope of these restructuring efforts and the amount of potential charges and costs, the timing of these measures. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “could,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “outlook,” “potential” or the negative of these terms or other comparable terminology. The forward-looking statements in this press release reflect our current views about future events. They are subject to risks, uncertainties, assumptions, and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, activity levels, performance, or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by these forward-looking statements, including, but not limited to: changes in general economic or market conditions, including increasing inflation, that could affect overall consumer spending or our industry; increased competition causing us to lose market share or reduce the prices of our products or to increase our marketing efforts significantly; fluctuations in the costs of raw materials and commodities we use in our products and our supply chain (including labor); our ability to successfully execute our long-term strategies; our ability to effectively drive operational efficiency in our business; changes to the financial health of our customers; our ability to effectively develop and launch new, innovative and updated products; our ability to accurately forecast consumer shopping and engagement preferences and consumer demand for our products and manage our inventory in response to changing demands; our ability to successfully execute any potential restructuring plans and realize their expected benefits; loss of key customers, suppliers or manufacturers; our ability to further expand our business globally and to drive brand awareness and consumer acceptance of our products in other countries; our ability to manage the increasingly complex operations of our global business; the impact of global events beyond our control, including military conflicts; the impact of global or regional public health emergencies on our industry and our business, financial condition and results of operations, including impacts on the global supply chain; our ability to successfully manage or realize expected results from significant transactions and investments; our ability to effectively market and maintain a positive brand image; our ability to attract key talent and retain the services of our senior management and other key employees; our ability to effectively meet regulatory requirements and stakeholder expectations with respect to sustainability and social matters;

the availability, integration and effective operation of information systems and other technology, as well as any potential interruption of such systems or technology; any disruptions, delays or deficiencies in the design, implementation or application of our global operating and financial reporting information technology system; our ability to access capital and financing required to manage our business on terms acceptable to us; our ability to accurately anticipate and respond to seasonal or quarterly fluctuations in our operating results; risks related to foreign currency exchange rate fluctuations; our ability to comply with existing trade and other regulations, and the potential impact of new trade, tariff and tax regulations on our profitability; risks related to data security or privacy breaches; and our potential exposure to and the financial impact of litigation and other proceedings. The forward-looking statements here reflect our views and assumptions only as of the date of this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect unanticipated events.

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Under Armour Contacts:
Lance Allega
SVP, Investor Relations, Treasury and Corporate Development
(410) 246-6810

Under Armour, Inc.
Outlook for the Year Ended March 31, 2025
(Unaudited; in millions, except per share amounts)

The tables below present the reconciliation of the Company's fiscal 2025 outlook presented in accordance with GAAP to certain adjusted non-GAAP financial measures discussed in this press release. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.

ADJUSTED OPERATING INCOME RECONCILIATION

(in millions)	Year Ending March 31, 2025
	Low end of estimate	High end of estimate
GAAP loss from operations	$(240)	$(220)
Add: Impact of litigation reserve	274	274
Add: Impact of charges under 2025 restructuring plan (1)	106	106
Adjusted income from operations	$140	$160

ADJUSTED DILUTED (LOSS) EARNINGS PER SHARE RECONCILIATION

	Year Ending March 31, 2025
	Low end of estimate	High end of estimate
GAAP diluted net loss per share	$(0.61)	$(0.58)
Add: Impact of litigation reserve	0.63	0.63
Add: Impact of charges under 2025 restructuring plan (1)	0.24	0.24
Add: Impact of provision for income taxes	(0.07)	(0.07)
Adjusted diluted net income per share	$0.19	$0.22

(1) The estimated fiscal 2025 impact of the restructuring plan presented above assumes the mid-point of the Company's estimated range of fiscal 2025 restructuring and related charges under the total plan of $140-160 million.